MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT (this "Agreement"), dated February ____, 2006, is by and between HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation (''Borrower'') and FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), whose address is 352 Turnpike Road, Southboro, MA 01772 ("Lender's Address").

In consideration of the promises, covenants and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lender and Borrower hereby agree as follows:

1. Definitions. For purposes of this Agreement, all capitalized terms shall have the meanings set forth herein and in the Loan Supplements, including the following defined terms:

(a) The term "Agreement" shall mean this Agreement, and any and all modifications and amendments thereof.

(b) The term "Collateral" shall mean, collectively, all personal property now owned or hereafter acquired by Borrower, including without limitation (1) all equipment, fixtures, furniture, demonstrators and service vehicles, supplies and machinery and other goods of every kind, (2) all motor vehicles, tractors, trailers, implements, service parts and accessories and other inventory of every kind and any accessions thereto (numbers (1) and (2) above collectively referred to as the "Personalty"), and (3) all accounts, instruments, chattel paper, general intangibles, contract rights, documents and supporting obligations thereto (collectively, the "Intangibles").

(c) The term "Franchiser" shall mean Nissan North America, Inc.

(d) The term "Guarantor" shall mean collectively, all present and future guarantors of the Indebtedness and the Obligations.

(e) The term "Indebtedness" shall mean the principal of and interest on and all other amounts, payments, and premiums due under the Loan and the Other Loans, including any amendments, increases, modifications, renewals and extensions thereof.

(f) The term "Lien" shall mean security interest, lien or other encumbrance.

(g) The term "Loan" shall mean a loan by Lender to Borrower pursuant to the terms and conditions of this Agreement and the applicable Loan Supplement, and any and all extensions, renewals, modifications and amendments thereof.

(h) The term "Loan Supplement" shall mean the supplement(s) executed by Borrower and Lender and attached to this Agreement which describe the terms and conditions of a Loan, and any and all extensions, renewals, modifications and amendments thereof.

(i) The term "Obligations" shall mean any and all of the covenants, promises and other obligations (other than the Indebtedness) made or owing by Borrower and others to or due to Lender under the Loan and the Other Loans and as set forth in the Security Documents, and any and all extensions, renewals, modifications and amendments of any of the foregoing.

(j) The term "Organizational Documents" shall mean Borrower's and Guarantor's Articles or Certificate of Incorporation (if Borrower/Guarantor is a corporation), its Partnership Agreement (if Borrower/Guarantor is a partnership), its Articles of Organization/Certificate of Formation (if Borrower/Guarantor is a limited liability company), or its Trust Agreement (if Borrower/Guarantor is a trust).

(k) The term "Receivables" shall mean (1) all credits due and to become due to Borrower from Franchiser, or any of its subsidiaries or affiliates, or from any other manufacturer or distributor of automotive products, (2) all notes and trade and other accounts receivable now owned or hereafter acquired by Borrower, and (3) all credits due and to become due to Borrower from any and all financial institutions in connection with Borrower's sale of installment sales contracts and leases to such financial institutions.

(l) The term "Other Loans" shall mean collectively, (1) a Mortgage Loan made by FORD MOTOR CREDIT COMPANY to BAY STATE REALTY HOLDINGS, INC. pursuant to a Promissory Note dated February ____, 2006 in the amount of $6,035,000.00, (2) a Wholesale Line of Credit made by FORD MOTOR CREDIT COMPANY to HOMETOWN AUTO FRAMINGHAM, INC. dated March 2, 2001, (3) a Wholesale Line of Credit made by FORD MOTOR CREDIT COMPANY to FAMILY FORD, INC. dated February 28, 2001, (4) a Wholesale Line of Credit made by FORD MOTOR CREDIT COMPANY to SHAKER’S INC. dated February 28, 2001 and (5) a Wholesale Line of Credit made by FORD MOTOR CREDIT COMPANY to HOMETOWN BRATTLEBORO, INC. dated March 2, 2001, and (6) any and all other loans now or hereafter outstanding made by Lender to Borrower and/or Guarantor, and any and all extensions, increases, amendments, renewals and modifications of the foregoing.

(m) The term "Related Parties" shall mean any officer, director, manager or affiliate of Borrower and Guarantor.

(n) The term "Security Documents" shall mean this Agreement and all Loan Supplements attached hereto and any and all other documents now or hereafter outstanding securing the payment of the Indebtedness or the observance or performance of the Obligations.

2. The Loans. Upon the request of Borrower, Lender may make Loans to Borrower from time to time; provided that (a) the terms and conditions of each Loan will be subject to the terms and conditions of this Agreement and the applicable Loan Supplement, (b) Borrower's request for any Loan is subject to the prior written approval of Lender, and Lender may, in its sole discretion, decline to make a Loan to Borrower or may condition its approval of such Loan on the satisfaction of any additional or modified conditions precedent or such additional or modified terms and conditions, (c) at the time each such Loan is made, no material adverse change in the financial condition or creditworthiness of Borrower or any Guarantor has occurred, (d) all representations and warranties of Borrower in this Agreement shall be true and correct as of the date of the Loan, and (e) no Event of Default or default shall have occurred under the Security Documents or under any other indebtedness or obligation of Borrower and/or Guarantor to Lender. Each Loan will be evidenced by a Loan Supplement, the terms and conditions of which are incorporated herein by reference. Borrower will provide such Financial Information and other data requested by Lender in connection with any request for a Loan.

3. Term and Termination. The term of this Agreement shall commence on the date hereof and shall continue until terminated by either Lender or Borrower upon thirty days prior written notice of the effective date of such termination of this Agreement (the "Termination Date"); provided, however, that the terms and conditions of the Security Documents, including the security interests and other security provided hereunder, and the Indebtedness and Obligations of Borrower under the Security Documents for any Loans made prior to the Termination Date shall remain in effect until all Obligations have been fulfilled and all Indebtedness has been paid in full.

4. Security. As security for the payment of the Indebtedness and the performance of the Obligations and the payment and performance of any other indebtedness and/or obligations of Borrower to Lender, Borrower hereby grants to Lender a security interest in the Collateral and assigns to Lender its interests in the Receivables, subject to the terms and conditions of this Agreement. This Loan is cross-defaulted and cross-collateralized with the Other Loans (as defined herein). This security interest shall survive termination of this Agreement until all Obligations have been fulfilled and all Indebtedness has been paid in full. Borrower authorizes Lender to manually or electronically file this Agreement and any financing statements to perfect Lender's interests under this Agreement in the Collateral and/or the Receivables.

5. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make Loans hereunder, Borrower represents and warrants to Lender that:

(a) Qualification and Compliance. Borrower is operating under a duly executed Sales and Service Agreement with Franchiser and is authorized and qualified to do business in every jurisdiction in which the nature of its business or properties makes such qualification necessary, and is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to Borrower. Borrower and Guarantor have each filed all federal, state and other income tax returns they are required to file and have paid all taxes due pursuant to such tax returns (except for such taxes and assessments which Borrower or Guarantor is contesting in good faith), and Borrower does not know of any basis for additional assessment in connection with such tax returns.

(b) Validity of Agreement. In accordance with all outstanding agreements and commitments of Borrower and its Organizational Documents, Borrower has the power and authority to borrow money from Lender, to grant Lender a security interest in the Collateral and to assign the Receivables and to execute and perform the Security Documents; Borrower has taken all steps necessary to ensure that the parties signing the Security Documents on behalf of Borrower are authorized and empowered to execute the Security Documents; and the Security Documents are legally valid and enforceable against Borrower in accordance with their terms and conditions.

(c) Financial Information. All balance sheets, statements of profit and loss and other financial data that have been given to Lender by or on behalf of Borrower and Guarantor (the "Financial Information") are complete and correct in all material respects, accurately present the financial condition of Borrower and Guarantor, as the case may be, and the results of its operations for the periods specified in the Financial Information, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby. There has been no change in the assets, liabilities or financial condition of either Borrower or Guarantor from that set forth in the Financial Information, other than changes in the ordinary course of business, none of which has been materially adverse to Borrower or Guarantor. Except as specifically disclosed (as to creditor or debtor, amount and security) by the Financial Information, neither Borrower nor Guarantor have outstanding any loan or indebtedness, direct or contingent, to any party, other than the Indebtedness, and none of Borrower's assets is subject to any Lien in favor of any one other than Lender.

(d) Litigation. Except as specifically disclosed to Lender by Borrower in the Financial Information or in a separate attachment hereto, there is not now pending against Borrower or Guarantor, nor to the knowledge of Borrower is there threatened, any action, suit or proceeding at law or in equity or before any administrative agency that could have a material adverse effect upon its financial condition or operations if adversely determined against Borrower or Guarantor. No judgment, decree or order of any court or governmental or administrative agency or instrumentality has been issued against Borrower or Guarantor that has or may have any material adverse effect on the business or financial condition of Borrower.

(e) Collateral and Receivables. Borrower owns the Collateral and the Receivables free and clear of any Lien, other than the Liens granted to Lender, and Borrower has the right to grant a security interest in the Collateral and assign the Receivables in accordance with this Agreement. There are no defenses or counterclaims with respect to the Receivables. Upon Lender's request, Borrower will provide Lender with a list of all states where the Collateral is located.

(f) Ownership and Management of Borrower. The Related Parties named below participate in the active management and operation of Borrower and have ownership interest in Borrower, as follows:

HOMETOWN AUTO FRAMINGHAM, INC.
Name	Ownership Percentage		Position
Hometown Auto Retailers, Inc. Corey Shaker	100.00 0.00	% %	Shareholder President

Borrower acknowledges that Lender has confidence in the integrity and ability of the Related Parties named above to operate Borrower and that by entering into this Agreement, Lender is relying on these Related Parties to continue to have an ownership interest in or be involved in the active management and operation of Borrower in the manner set forth above.

6. Covenants. Until the entire Indebtedness shall have been paid in full, Borrower hereby covenants and agrees as follows:

(a) Compliance with Laws; Payment of Taxes. Borrower will maintain its existence, rights, franchises and trade names; pay when due all taxes, assessments and other charges imposed on Borrower or its property; be duly authorized to carry on its business as now conducted; and comply with all present and future laws, ordinances, rules, regulations, orders and requirements of public authorities, which may be applicable to Borrower.

(b) Collateral and Receivables. Borrower will keep the Personalty in good order and condition and make all necessary or appropriate repairs, replacements and renewals thereof and will use its best efforts to prevent any act which might impair the value or usefulness of the Collateral and the Receivables. Borrower will obtain any consent with respect to any or all of the Receivables as Lender requests. As often as Lender may reasonably request, Borrower shall permit any person designated by Lender, at reasonable times during business hours, to inspect the Collateral and the location of the Collateral.

(c) Insurance. Borrower will (1) maintain insurance on the Personalty and its other property against loss by fire and such other hazards, casualties and contingencies as are normally covered by extended coverage policies in effect in the locality where such property is located and such other risks as may be specified by Lender, from time to time, in amounts and with insurers acceptable to Lender but not less than the full replacement value of the Personalty, (2) designate Lender as both additional insured or loss payee regardless of any breach or violation by Borrower of any warranties, declarations or conditions contained in such policy; (3) endeavor to provide Lender with 30 days prior written notice of any cancellation or material change to the policy for any reason and provide that such cancellation or change will not be effective as to Lender for 30 days after receipt by Lender of such notice; and (4) provide that any adjustment of losses will be subject to the approval of Lender. Borrower will deliver to Lender copies of each such insurance policy upon the execution of this Agreement and copies of each renewal policy not less than 30 days prior to the expiration of the preceding policy and receipt that the premiums thereon have been paid.

(d) Encumbrances and Claims. Borrower shall not create, incur or permit to exist any Liens on any of its property, except for Liens (1) in favor of, or subordinated to, Lender, (2) specifically approved by Lender, (3) for taxes not delinquent or being contested in good faith, (4) of mechanics or materialmen arising in the ordinary course of business with respect to obligations that are not overdue or that are being contested in good faith, and (5) resulting from deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security. Borrower shall promptly defend any action, proceeding or claim affecting Borrower, the Collateral or its other property. Borrower shall promptly notify Lender of the institution of any action, proceeding or claim or the occurrence of any other event that could have a material adverse effect on the Collateral, Borrower's other property or the financial condition or operations of Borrower if adversely determined.

(e) Transfers, Acquisitions, Mergers, etc. Borrower shall not (1) sell, exchange, transfer or otherwise dispose of any of Borrower's property, except in the normal course of business; (2) buy, rent, lease or acquire, directly or indirectly, property from any Related Party or in which a Related Party has an interest, except in the ordinary course of business, or as disclosed in the Financial Information; (3) sell, exchange, transfer, lease or otherwise dispose of all or any substantial part of its capital assets; (4) make any payments upon or transfer any assets in satisfaction, in whole or in part, of any indebtedness subordinated to the Indebtedness or any other indebtedness owing to Lender; (5) make or have outstanding any loan or advance to any individual or entity, including without limitation any Related Party, except as specifically disclosed in the Financial Information; (6) purchase any security of any corporation or invest in the obligations of any individual or entity; (7) consolidate with or merge into any other business concern or permit any other business concern to consolidate with or merge into Borrower; or (8) allow the sale, assignment, pledge, encumbrance or transfer to a third party any of the voting stock, partnership interests or ownership interests (as the case may be) of Borrower.

(f) Guaranties. Borrower shall not endorse, guaranty or become surety for the payment of any debt or obligation of any party or contingency, except for (1) recourse on the obligations of retail purchasers of merchandise from Borrower, (2) endorsements to checks and other negotiable instruments for deposit and collection, and (3) any guaranties executed by Borrower to Lender.

(g) Books and Records; Inspection. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower's operations, in accordance with generally accepted accounting principles applied on a consistent basis and shall permit any person designated by Lender, at reasonable times during normal business hours and as often as Lender may reasonably request, to inspect such books and records and to make extracts therefrom.

(h) Periodic Financial Statements. At Lender's request, Borrower shall furnish to Lender the following Financial Information in such detail as Lender may reasonably request:

(1) within 20 days after the end of each month, or at such other frequency as Lender may reasonably request from time to time, the balance sheet of Borrower and each Guarantor, prepared as of the end of such month and their statement of profit and loss for such month in such detail as Lender may require from time to time, each certified by Borrower and Guarantor (or by an employee or representative of Borrower and Guarantor acceptable to Lender) as having been prepared in accordance with accounting principles consistent with those reflected in financial statements required hereunder and as to the truth, accuracy and completeness of the information contained therein;

(2) at Lender's request, within 120 days after the end of each of its fiscal years, or at such other frequency as Lender may reasonably request from time to time, a balance sheet and a statement of profit and loss and corporate tax return for such year. Such balance sheet and statement of profit and loss and corporate tax return shall fairly present, in all material respects, the financial condition of Borrower and Guarantor and the results of their operations in conformance with generally accepted accounting principles applied on a consistent basis; and

(3) such other financial or other statements respecting the condition, operation and affairs of Borrower, Guarantor and their property.

(i) Actions, Claims, etc. Borrower shall promptly defend any action, proceeding or claim affecting Borrower, the Collateral or its other property and shall promptly notify Lender of the institution of any such action, proceeding or claim if the same could have a material adverse effect upon the financial condition or operations of Borrower if adversely determined. Borrower also shall promptly notify Lender of the occurrence of any other event the effect or outcome of which could have such a material adverse effect. Borrower indemnifies and holds Lender harmless from and against any claims and liability arising out of or in connection with the use, operation or ownership of the Collateral.

(j) Compensation. Borrower shall not directly or indirectly (1) increase the compensation paid by Borrower to the Related Parties specified in Paragraph 5(f), or (2) make any other distributions or payments to such Related Parties, other than in the ordinary course of business.

(k) Other. Borrower shall provide Lender with at least 30 days' prior written notice of a change to Borrower's (1) legal name, (2) state of incorporation, registration or organization, (3) social security or Federal tax identification number, (4) location of its chief executive office, or (5) type of business organization (such as, corporation, partnership, limited liability company).

7. Events of Default; Remedies.

(a) The term "Event(s) of Default", as used in the Security Documents, shall mean the occurrence or happening, from time to time, of any one or more of the following:

(1) Payment of Indebtedness. If Borrower shall default in the due and punctual payment of all or any portion of any installment of the Indebtedness and such default shall continue for a period of ten days after written notice thereof by Lender to Borrower.

(2) Performance of Obligations. If Borrower shall default in the due observance or performance of any of the Obligations other than payment of money and such default shall not be curable, or if curable shall continue for a period of thirty days after written notice thereof from Lender to Borrower.

(3) Bankruptcy, Receivership, Insolvency, Etc. If voluntary or involuntary proceedings under the Federal Bankruptcy Code, as amended, or other similar federal or state laws, shall be commenced by or against Borrower and the same shall not be dismissed within sixty days of the filing of such proceedings.

(4) False Representation. If any representation or warranty made by Borrower or Guarantor under the Security Documents or any other agreement between Borrower and Lender or in any report, certificate, financial statement or other statement furnished by Borrower or Guarantor to Lender shall prove to have been false or misleading as of the date such representation or warranty was made.

(5) Change in Ownership and Management. If there is a change in the ownership or active management and operation by the Related Parties in Borrower from that set forth in Paragraph 5(f) hereof, or in the Guarantor, without the prior written consent of Lender.

(6) Default under Other Agreements. If a default shall occur under the Security Documents or any other agreement between Borrower and Lender, or if any other indebtedness of Borrower to Lender shall be accelerated, or if payment of any other indebtedness of Borrower to Lender which is payable on demand shall be demanded.

(7) Judgment. If a final judgment for the payment of money in excess of Twenty-Five Thousand Dollars shall be rendered against Borrower or Guarantor and the same shall remain unpaid for a period of 60 consecutive days during which period execution shall not be effectively stayed.

(b) If an Event of Default shall occur, Lender may exercise one or more of the following remedies:

(1) Acceleration. Lender may declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand (each of which is hereby expressly waived by Borrower).

(2) Exercise Right of Offset. Lender may offset and apply any monies, credits or other proceeds or property of Borrower that has or may come into the possession or under the control of Lender against the Indebtedness.

(3) Exercise Rights with Respect to Intangibles and Receivables. With respect to the Intangibles and Receivables, Lender shall have the right (A) to settle, adjust and compromise all present and future claims arising thereunder or in connection therewith; and (B) to sell, assign, pledge or make any other agreement with respect thereto or the proceeds thereof; (C) to exercise any and all other rights and remedies that Lender would have with respect thereto as if it were the absolute owner thereof, and (D) to endorse any checks, drafts or other instruments for the payment of money, payable to Borrower or order, that may be received by Lender in connection therewith. Borrower shall deliver to Lender, upon demand, all of its books and records relating to the Intangibles and the Receivables and all instruments and other writings relating thereto that evidence or constitute all or any portion of the Intangibles and Receivables.

(4) Exercise Other Remedies. Lender may take possession of the Collateral and dispose of it in any manner permitted by law, and Lender may exercise any remedy specifically granted to a secured party under the Uniform Commercial Code or any other remedy now or hereafter existing in equity, at law or by virtue of statute or otherwise. Lender may resort to any other security for the Indebtedness in such order and manner as Lender may elect.

(c) Application of Proceeds. The proceeds of any disposition of the Collateral, less the expenses incurred by Lender in taking, holding, selling, leasing, using, preparing for sale, lease or use, and reasonable attorneys' fees and other legal expenses, shall be applied by Lender to the partial or complete satisfaction of the Indebtedness and the Obligations. Lender shall account to Borrower for any surplus, and Borrower shall be liable to Lender for any deficiency.

(d) Remedies Cumulative and Concurrent. The rights and remedies of Lender as provided in this Agreement and in the Security Documents shall be cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, at law or by virtue of statute or otherwise and may be pursued separately, successively, concurrently, independently or together against Borrower or any Guarantor or against other obligors or against the Collateral, or any one or more of them, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies. Acceptance of payments in arrears shall not waive or affect any right of Lender to accelerate the Indebtedness as herein provided.

(e) Waiver. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of any amounts due under this Agreement, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of the amounts due under this Agreement. Borrower waives (to the extent that the same may be waived) the benefit of all valuation, appraisement, and exemption, stay of execution and redemption laws now or hereafter in effect.

(f) Late Charges and Interest. Time is of the essence and if any installment of the Indebtedness is not paid within ten (10) days of when due, Borrower shall pay to Lender a late charge payment equal to five percent (5%) of the amount of such installment or the maximum rate permitted by law, whichever is less. If an Event of Default shall occur, then Borrower shall pay interest on the Principal Balance of a Loan at the rate of three percent (3%) per annum over the Applicable Interest Rate for such Loan from the date such Event of Default occurred and thereafter.

8. Miscellaneous.

(a) Further Assurances. Borrower, upon the reasonable request of Lender, will execute, acknowledge and deliver such further instruments (including, financing statements, estoppel certificates and declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Agreement and the Security Documents, to facilitate the assignment or transfer of this Agreement, and the Security Documents, and to subject to the liens of this Agreement and Security Documents any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure by Borrower to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefor, Lender may make, execute and record any and all such instruments, certificates and Borrower irrevocably appoints Lender the agent and attorney-in-fact of Borrower to do so. Further, Borrower will cooperate with Lender in the correction or completion of the Security Documents to reflect the agreed upon terms.

(b) Notice. All notices, demands, requests and other communications required under this Agreement shall be in writing and shall be deemed to have been properly given if sent by U. S. first-class mail, postage prepaid, addressed to the party for whom it is intended at 571 Worcester Road, Framingham, MA 01701 (hereinafter "Borrower's Address") or the Lender's Address, as the case may be.

(c) Lender's Right to Perform the Obligations. Time is of the essence. If Borrower shall fail to make any payment or perform any act required by the Security Documents, then Lender, upon lapse of any grace or notice periods and without further notice to or demand upon Borrower and without waiving or releasing any obligation or default, may make such payment or perform such act for the account of and at the expense of Borrower, as Lender elects. All reasonable and necessary sums so paid by Lender, and all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses so incurred together with interest thereon, shall constitute additions to the Indebtedness, and shall be paid by Borrower to Lender, on demand.

(d) Severability. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, or any one or more of the Obligations is invalid, illegal or unenforceable in any respect under, any applicable law, such provision or Obligation shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement; provided, however, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law.

(e) Modification. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

(f) Maximum Rate of Interest. Notwithstanding any provision in the Security Documents, the total liability of Borrower under the Loan for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums that may be deemed to be interest (collectively, "Interest Payments"), shall not exceed the limits imposed by applicable usury laws (the "Legal Rate"). In the event the Interest Payments for any month or other interest payment period exceed the Legal Rate, Lender shall apply all Interest Payments collected in excess of the Legal Rate for the period in question to the outstanding Principal Balance as of the date of receipt. Further, upon notice to Borrower, Lender may waive, reduce or limit the collection of any Interest Payments in excess of the Legal Rate.

(g) Survival of Warranties and Covenants. The warranties, representations, covenants and agreements set forth in this Agreement shall survive the making of the Loan and continue in full force and effect until the Indebtedness shall have been paid in full.

(h) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Borrower and Lender.

(i) No Representations by Lender. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, including without limitation any insurance policy, balance sheet, profit or loss statement, financial statement, Intangible or agreement, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of such document, or of any term, provision or condition thereof.

(j) Applicable Law. This Agreement shall be deemed to have been made under, and shall be governed by and construed according to the laws of the state of Borrower's place of business as indicated above, including matters of construction, validity and performance.

(k) Loan Expenses. Borrower shall pay all costs and expenses in connection with the preparation, execution, delivery and performance of this Agreement and all other agreements and instruments executed in connection herewith, including without limitation reasonable fees and disbursements of its and Lender's counsel and recording costs and expenses.

(l) Headings, Etc. The article headings and the section and subsection captions are inserted for convenience or reference only and shall in no way alter or modify the text of such articles, sections and subsections. All references herein to articles, sections, sub-sections, paragraphs, clauses and other subdivisions refer to the corresponding articles, sections, sub-sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular article, section, sub-section, paragraph, clause or other subdivision hereof. Whenever used, the singular number shall include the plural, the plural shall include the singular.

(m) Entire Agreement. The Security Documents, this Agreement, the Loan Supplements that are now or hereafter attached hereto and the other documents executed by Borrower, Guarantor and/or Lender in connection with this Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

Borrower and Lender have executed this Agreement as of the date set forth above intending to be legally bound hereby.

LENDER:
FORD MOTOR CREDIT COMPANY, a Delaware corporation

By:
Douglas J. Hertrich Branch Manager

BORROWER:
HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation Chief Executive Office: 571 Worcester Road Framingham, MA 01701

By:
Corey Shaker President

By:
Charles Schwartz Secretary

Borrower's Federal Tax ID Number: